EXHIBIT 12

                                                PACIFIC BELL
                             COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                            Dollars in Millions


                                                                   YEAR ENDED DECEMBER 31,
                                                --------------------------------------------------------------
                                                     1998        1997          1996       1995         1994
                                                --------------------------------------------------------------
Income Before Income Taxes,
   Extraordinary Loss and Cumulative
   Effect of Accounting Changes                  $  1,871     $    34      $  1,568    $ 1,161      $ 1,276
     Add: Interest Expense                            426         460           379        420          437
          1/3 Rental Expense                           39          41            47         29           22
                                                ------------ -----------  ----------- -----------  -----------
     Adjusted Earnings                           $  2,336     $   535      $  1,994    $ 1,610      $ 1,735
                                                ============ ===========  =========== ===========  ===========


Total Interest Charges                           $    461     $   497      $    412    $   420      $   437
1/3 Rental Expense                                     39          41            47         29           22
                                                ------------ -----------  ----------- -----------  -----------
     Adjusted Fixed Charges                      $    500     $   538      $    459    $   449      $   459
                                                ============ ===========  =========== ===========  ===========

Ratio of Earnings to Fixed Charges                   4.67        0.99  *       4.34       3.59         3.78

* As defined within the computation of earnings to fixed charges, earnings are $3 less than fixed charges for 1997. See Management's Discussion and Analysis of Results of Operations beginning on page 9 of this Form 10-K for a discussion of merger-related and other unusual items that reduced earnings for 1997.